Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2013 Fourth Quarter Results
Reports Revenue Growth of 28% and Adjusted EBITDA of $3.7 Million

BRENTWOOD, TN, (March 6, 2014) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services primarily in the Southeast and Southwest, today announced its results for the fourth quarter ended December 31, 2013. The Company's revenue grew to $81.4 million, an increase of 28.2% year-over-year.
On February 28, 2014, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of March 31, 2014, to be paid on April 14, 2014.
Fourth Quarter 2013 Highlights

•
On October 1, 2013, the Company assumed operation of four facilities in the Midwest, three in Ohio and one in Indiana. Results of these operations are included in the fourth quarter results for the entire period.

•
Net Revenue increased 28.2% to $81.4 million in the fourth quarter of 2013 from $63.5 million in the fourth quarter of 2012, primarily due to 12 buildings acquired during 2012 and 2013; including the four facilities in Ohio and Indiana, five facilities acquired in Kansas, and one additional facility leased in 2013.

•
Excluding professional liability expense, facility-level operating income increased 27.1% to $16.7 million from $13.1 million in the fourth quarter of 2013. Facility operating margins remained relatively flat in spite of the increased costs associated with newly acquired facilities. Additionally, general and administrative costs and professional liability expense both declined as a percentage of net revenue.

•
Operating income increased to $1.2 million in the fourth quarter of 2013, which includes the effect of $0.5 million of nonrecurring restructuring costs, compared to a loss of $0.3 million in the fourth quarter of 2012.

•	Adjusted EBITDA increased to $3.7 million compared to $1.4 million in the fourth quarter of 2012. Adjusted EPS improved to income of $0.02 from a loss of $0.16 in the fourth quarter of 2012.

•
As previously announced, the Company assumed operations of a 135-bed skilled nursing facility in Huntsville, Alabama, effective March 1, 2014. This facility is expected to contribute $10.5 million in revenues annually, and be accretive to earnings in 2014. We expect the facility to contribute EBITDA of approximately $1.0 million annually after the initial transition to our operating platform.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “Our fourth quarter results fully reflect the far-reaching changes we have made to our facility portfolio over the past two years. This has been a lengthy process, which included our expansion into attractive new states, our exit from unfavorable markets, and the continued ramp-up of recently opened facilities. I am very pleased with our ability to transform our Company and create a platform with a clear path toward greater profitability. This improved platform has positioned our Company to adapt to market challenges and established a scalable foundation for future acquisitions.

“Notably, our results reflect the last of several major transactions during 2013: our assumption of operations of four facilities in Ohio and Indiana from Catholic Healthcare Partners,” Mr. Gill continued. “Overall, since beginning our portfolio-expansion efforts in 2011, we have added fourteen facilities to our platform, including the recent addition in Huntsville, Alabama. This growth also enabled us to effect our exit from the state of Arkansas, through the disposition of one facility and the termination of our lease related to the remaining eleven facilities we operated in that state.

“This growth by acquisition is reflected in our year-over-year revenue increase of 28.2%, with a similar increase in facility-level operating profit of 27.1%. Our financial results also demonstrate the leverage of this growth over our general and administrative expenses, which declined as a percent of revenue by 40 basis points year-over-year, and our improved risk profile.”

Mr. Gill concluded, “I look forward to continuing the evolution and growth of Diversicare through 2014. I believe we are favorably positioned, both operationally and financially, to pursue further expansion opportunities, while at the same time remaining focused on delivering the highest quality care to our patients and residents.”

Other Highlights for the Fourth Quarter 2013
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended December 31,
	2013		2012
Skilled nursing occupancy	77.6%	(1)	78.5%	(1)
As a percent of total census:
Medicare census	11.5%		12.2%
Managed Care census	2.9%		2.7%
As a percent of total revenues:
Medicare revenues	27.0%		28.5%
Medicaid revenues	52.1%		54.6%
Managed Care revenues	5.8%		5.4%
Average rate per day:
Medicare	$436.96		$434.14
Medicaid	$162.91		$158.19
Managed Care	$375.92		$360.32

(1)	Skilled nursing occupancy excludes our recently leased Clinton, Kentucky nursing center.
Patient Revenues
Patient revenues were $81.4 million in 2013 and $63.5 million in 2012. The increase is primarily attributable to the contribution of newly leased and newly acquired centers. The newly leased centers in Ohio and Indiana contributed $9.2 million in revenues during the quarter; the newly leased 107-bed skilled nursing center in Louisville, Kentucky contributed $2.2 million in revenues; and the recently acquired Kansas centers contributed $5.7 million revenues.
In addition to our nursing center operations acquired in 2013, certain centers that were acquired or opened in 2012 also contributed increased revenues in the fourth quarter of 2013 as compared to the same quarter in 2012. The leased 88-bed nursing center in Clinton, Kentucky contributed $0.7 million in additional revenue as it continued to develop its total census and Medicare and

Managed Care census. Additionally, the leased 154-bed skilled nursing center in Louisville, Kentucky contributed $0.3 million in additional revenues in the fourth quarter of 2013 as compared to the fourth quarter of 2012.
Due to the changes in our portfolio over the past several quarters, our same-store comparisons only partially reflect overall company trends. That said, the increase in revenues from our newly leased or acquired facilities was partially offset by an overall decrease in revenues at our same-store nursing centers of $0.2 million. This decrease reflects a decline in revenues of $1.7 million as a result of the decreased Medicare census and a $0.1 million decline as a result of decreased Medicaid census. The declines were partially offset by an increase in both Medicaid and Managed Care rates, which resulted in an increase of $1.2 million and $0.2 million, respectively, during the period.

Expenses
Operating expense increased in the fourth quarter of 2013 to $64.8 million as compared to $50.4 million in the fourth quarter of 2013, driven primarily by the $14.2 million increase in operating costs attributable to the nursing centers acquired in 2013. Operating expense remained relatively flat as a percentage of revenue at 79.5% for the fourth quarter of 2013 as compared to 79.4% in the fourth quarter of 2012, demonstrating our ability to control costs at newly added nursing centers.
The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $37.7 million in the fourth quarter of 2013 as compared to $31.4 million in the fourth quarter of 2012, an increase of $6.3 million, or 19.9%. While wages increased overall, wages as a percentage of revenue decreased in the fourth quarter of 2013 to 46.3% as compared to 49.5% in the fourth quarter of 2012, a decrease of 3.2%, without sacrificing our high standards of quality care.
Professional liability expense was $1.7 million in the fourth quarter of 2013 compared to $2.5 million in the fourth quarter of 2012, a decrease of $0.8 million. We were engaged in 54 professional liability lawsuits as of December 31, 2013, compared to 49 as of December 31, 2012. Our quarterly cash expenditures for professional liability costs of continuing operations were $1.9 million and $1.1 million for 2013 and 2012, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $5.2 million in the fourth quarter of 2013 as compared to $4.3 million in the fourth quarter of 2012, an increase of $0.9 million. As a percent of revenues, general and administrative expenses declined to 6.4% in 2013 as compared to 6.8% in 2012.
We incurred certain restructuring charges in connection with the termination of our existing lease for 11 Arkansas nursing centers totaling $0.5 million. These costs included items such as records management, severance, and legal expenses associated with the Arkansas disposition, but not related to the operations of the facilities. As these expenses related to the Arkansas disposal transaction which occurred in 2013, the $0.5 million in restructuring expense represents an increase from the same period in 2012.
Interest expense was $1.0 million in the fourth quarter of 2013 and $0.7 million in the fourth quarter of 2012, an increase of $0.3 million. The increase was primarily attributable to slightly higher debt balances in 2013 related to the acquisition of the Kansas centers.
Receivables
Our net receivables balance increased $10.5 million to $35.1 million as of December 31, 2013 from $24.6 million as of December 31, 2012. The increase is primarily attributable to $7.4 million in receivables associated with our newly acquired facilities that are currently undergoing the Medicare and Medicaid change in ownership certification process.
Facility Renovations
As of December 31, 2013, we have completed renovations at 17 centers, 11 of which are within our portfolio of continuing operations. We are currently implementing plans for renovation projects at two of our Texas centers. A total of $29.1 million has been spent on these renovation programs to date, with $22.4 million financed through Omega, $6.0 million financed with internally generated cash, and $0.7 million financed with long-term debt.

Conference Call Information
A conference call has been scheduled for Friday, March 7, 2014 at 7:00 A.M. Central time (8:00 A.M. Eastern time) to discuss fourth quarter 2013 results.
The conference call information is as follows:

Date:	Friday, March 7, 2014
Time:	7:00 A.M. Central, 8:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through March 13, 2014 by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 3470913.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Kansas, Ohio, Indiana, and Kentucky, our ability to increase census at our renovated facilities, changes in governmental reimbursement and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Heathcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 48 skilled nursing centers containing 5,449 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2013	December 31, 2012
ASSETS:
Current Assets
Cash and cash equivalents	$3,784	$5,930
Receivables, net	35,119	24,631
Deferred income taxes	6,579	5,305
Current assets of discontinued operations	341	4,649
Other current assets	4,388	6,341
Total current assets	50,211	46,856

Property and equipment, net	54,043	41,922
Deferred income taxes	15,912	12,352
Acquired leasehold interest, net	8,228	8,612
Other assets, net	9,350	5,221
TOTAL ASSETS	$137,744	$114,963

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$4,766	$1,436
Trade accounts payable	7,545	3,603
Current liabilities of discontinued operations	236	2,209
Accrued expenses:
Payroll and employee benefits	12,633	11,048
Current portion of self-insurance reserves	11,711	9,175
Other current liabilities	5,276	3,722
Total current liabilities	42,167	31,193
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	48,811	28,026
Self-insurance reserves, less current portion	16,375	14,531
Other noncurrent liabilities	15,907	17,544
Total noncurrent liabilities	81,093	60,101

PREFERRED STOCK	4,918	4,918

SHAREHOLDERS’ EQUITY	9,566	18,751

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$137,744	$114,963

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2013	2012
PATIENT REVENUES, net	$81,417	$63,492
Operating expense	64,763	50,391
Facility-level operating income	16,654	13,101

EXPENSES:
Lease and rent expense	6,199	5,015
Professional liability	1,654	2,499
General and administrative	5,170	4,286
Depreciation and amortization	1,958	1,560
Restructuring	502	—
Total expenses less operating	15,483	13,360
OPERATING INCOME (LOSS)	1,171	(259)
OTHER INCOME (EXPENSE):
Equity in net loss of unconsolidated affiliate	(31)	(153)
Interest expense, net	(1,038)	(710)
Debt retirement costs	—	—
	(1,069)	(863)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	102	(1,122)
BENEFIT (PROVISION) FOR INCOME TAXES	(243)	249
NET LOSS FROM CONTINUING OPERATIONS	(141)	(873)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(430)	(262)
Gain on disposal, net of taxes	—	4
DISCONTINUED OPERATIONS	(430)	(258)
NET LOSS	(571)	(1,131)
Less: income attributable to noncontrolling interest	(21)	(17)
NET LOSS ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(592)	(1,148)
PREFERRED STOCK DIVIDENDS	(86)	(86)
NET LOSS FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(678)	$(1,234)

NET LOSS PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$(0.03)	$(0.17)
Discontinued operations	(0.08)	(0.04)
	$(0.11)	$(0.21)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	0.055	0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	5,960	5,838

DIVERSICARE HEALTHCARE SERVICES, INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2013	2012
PATIENT REVENUES, net	$281,919	$246,290
Operating expense	228,342	197,960
Facility-level operating income	53,577	48,330

EXPENSES:
Lease and rent expense	21,542	19,050
Professional liability	7,336	6,102
General and administrative	20,940	19,515
Depreciation and amortization	6,972	6,276
Restructuring	1,446	—
Total expenses less operating	58,236	50,943
OPERATING INCOME (LOSS)	(4,659)	(2,613)
OTHER INCOME (EXPENSE):
Equity in net losses of unconsolidated affiliate	(183)	(280)
Interest expense, net	(3,620)	(2,809)
Debt retirement costs	(320)	—
	(4,123)	(3,089)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,782)	(5,702)
BENEFIT FOR INCOME TAXES	3,305	2,027
NET LOSS FROM CONTINUING OPERATIONS	(5,477)	(3,675)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(2,985)	581
Gain on disposal, net of taxes	—	174
DISCONTINUED OPERATIONS	(2,985)	755
NET LOSS	(8,462)	(2,920)
Less: income attributable to noncontrolling interest	(72)	(126)
NET LOSS ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(8,534)	(3,046)
PREFERRED STOCK DIVIDENDS	(344)	(344)
NET LOSS FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(8,878)	$(3,390)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$(1.00)	$(0.71)
Discontinued operations	(0.51)	0.13
	$(1.51)	$(0.58)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.22	$0.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	5,899	5,821

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(571)	$(4,765)	$(2,179)	$(947)	$(1,131)
Loss (income) from discontinued operations, net of tax	430	2,421	178	(43)	258
Income tax benefit	243	(1,388)	(1,041)	(1,119)	(249)
Interest expense	1,038	1,002	893	687	712
Debt retirement costs	—	—	320	—	—
Depreciation and amortization	1,958	1,784	1,642	1,588	1,561
EBITDA	3,098	(946)	(187)	166	1,151

EBITDA adjustments:
Separation and related costs (a)	—	—	120	—	15
Acquisition related costs (b)	104	123	442	117	36
New facility start-up negative EBITDA (c)	—	115	56	180	150
Restructuring costs (d)	502	944	—	—	—
Adjusted EBITDA	$3,704	$236	$431	$463	$1,352

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents the negative EBITDA associated with the new facility and venture start-ups of Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(678)	$(4,868)	$(2,281)	$(1,051)	$(1,234)
Adjustments:
Separation and related costs (a)	—	—	120	—	15
Acquisition related costs (b)	104	123	442	117	36
New facility start-up losses (c)	—	115	56	180	150
Debt retirement costs (d)	—	—	320	—	—
Restructuring costs (e)	502	944	—	—	—
Tax impact of above adjustments (f)	(212)	(414)	(422)	(202)	(167)
Discontinued operations, net of tax	430	2,421	177	(43)	258
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$146	$(1,679)	$(1,588)	$(999)	$(942)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.02	$(0.28)	$(0.27)	$(0.17)	$(0.16)
Diluted	$0.02	$(0.28)	$(0.27)	$(0.17)	$(0.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,960	5,892	5,874	5,848	5,838
Diluted	5,960	5,892	5,874	5,848	5,838

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, our five newly acquired Kansas facilities, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the quarter.
(e)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.
(f)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2013	2012
NET INCOME (LOSS)	$(8,462)	$(2,920)
Discontinued operations	(2,985)	755
Net income (loss) from continuing operations	(5,477)	(3,675)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	6,972	6,276
Provision for doubtful accounts	4,191	3,064
Deferred income tax provision (benefit)	(5,068)	(1,412)
Provision for self-insured professional liability, net of cash payments	1,162	2,935
Stock based compensation	950	573
Equity in net losses of unconsolidated affiliate	(67)	(420)
Debt retirement costs	320	—
Other	(115)	307
FUNDS PROVIDED BY OPERATIONS	$2,868	$7,648

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.49	$1.31
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic and diluted	5,899	5,821
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended December 31, 2013
	As of December 31, 2013			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2013 Q4 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	790	782	710	89.9%	90.8%	12.9%	$14.5	$424.75	$175.13
Kansas	418	413	314	75.1%	76.0%	12.0%	5.7	390.15	154.07
Kentucky	1,110	1,096	1,005	90.5%	91.7%	12.5%	23.1	452.72	197.35
Ohio	442	442	375	84.8%	84.8%	14.0%	9.2	455.36	153.30
Tennessee	705	651	480	68.1%	73.7%	12.8%	8.6	409.17	145.43
Texas	1,853	1,726	1,219	65.8%	70.6%	8.5%	20.3	452.68	137.79
Total	5,318	5,110	4,103	77.2%	80.3%	11.5%	$81.4	$436.96	$162.91

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes nursing centers in Ohio and West Virginia. The Tennessee region includes one nursing center in Kentucky. The Ohio region includes one nursing center in Indiana.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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